Exhibit 10.9

Prenetics GLOBAL Limited

2022 SHARE INCENTIVE PLAN

ARTICLE 1

PURPOSE

The purpose of the 2022 Share Incentive Plan of Prenetics Global Limited (the “Plan”) is to promote the success and enhance the value of Prenetics Global Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), by linking the personal interests of the Directors, Employees, and Consultants to those of the Company’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s shareholders.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1           “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

2.2            “Award” means an Option, a Restricted Share, a Restricted Share Unit, share appreciation rights or other types of awards approved by the Committee granted to a Participant pursuant to the Plan.

2.3            “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.4            “Board” means the Board of Directors of the Company.

2.5            “Cause” with respect to a Participant means (unless otherwise expressly provided in the applicable Award Agreement, or another applicable contract with the Participant that defines such term for purposes of determining the effect that a “for cause” termination has on the Participant’s Awards) a termination of employment or service based upon a finding by the Service Recipient, acting in good faith and based on its reasonable belief at the time, that the Participant:

(a)            has been negligent in the discharge of his or her duties to the Service Recipient, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(b)            has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information;

(c)            has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Service Recipient; or has been convicted of, or plead guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses);

(d)            has materially breached any of the provisions of any agreement with the Service Recipient;

(e)            has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Service Recipient; or

(f)            has improperly induced a vendor or customer to break or terminate any contract with the Service Recipient or induced a principal for whom the Service Recipient acts as agent to terminate such agency relationship.

A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Committee) on the date on which the Service Recipient first delivers written notice to the Participant of a finding of termination for Cause.

2.6            “CEO” means the Chief Executive Officer of the Company.

2.7            “Code” means the Internal Revenue Code of 1986 of the United States, as amended.

2.8           “Committee” shall mean a committee of one or more members of the Board and/or one or more executive officers of the Company delegated by the Board to administer the Plan, unless no committee has been delegated by the Board to administer the Plan, in which case the full Board shall constitute the Committee. To the extent necessary to comply with applicable rules and regulations, the Committee shall consist of two or more Independent Directors.

2.9           “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to a Service Recipient; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Service Recipient to render such services.

2.10            “Corporate Transaction”, unless otherwise defined in an Award Agreement, means any of the following transactions, provided, however, that the Committee shall determine under (e) and (f) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(a)            an amalgamation, arrangement, merger or consolidation or scheme of arrangement (i) in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated, or (ii) following the completion of which the holders of the voting securities of the Company immediately prior to the transaction or their respective affiliates do not continue to hold more than 50% of the combined voting power of the voting securities of the surviving entity (or, as applicable, any Parent of such surviving entity) immediately following the transaction;

(b)          the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least fifty percent (50%) of the Board; provided, that if the election, or nomination for election by the Company’s shareholders, of any new member of the Board is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new member of the Board shall be considered as a member of the Incumbent Board;

(c)            the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(d)            the complete liquidation or dissolution of the Company;

(e)            any reverse takeover or series of related transactions culminating in a reverse takeover (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company is the surviving entity but (A) the Company’s equity securities outstanding immediately prior to such takeover are converted or exchanged by virtue of the takeover into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons (other than to an affiliate) different from those who held such securities immediately prior to such takeover or the initial transaction culminating in such takeover, but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction; or

(f)            acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction; provided, however, that any of the following acquisitions shall not be deemed to be a Corporate Transaction: (1) by the Company, any Parent, Subsidiary or Related Entity, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company, any Parent, Subsidiary or Related Entity, or (3) by any underwriter temporarily holding securities pursuant to an offering of such securities.

Notwithstanding the foregoing, in no event will the transactions contemplated by that certain Business Combination Agreement entered into on September 15, 2021, by and among the Company, Artisan Acquisition Corp., and certain other parties (the “Business Combination Agreement”) or the transactions occurring in connection therewith constitute a Corporate Transaction.

2.11            “Director” means a member of the Board or a member of the board of directors of any Subsidiary of the Company.

2.12           “Disability”, unless otherwise defined in an Award Agreement, means that the Participant qualifies to receive long-term disability payments under the Service Recipient’s long-term disability insurance program, as it may be amended from time to time, to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Service Recipient to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion.

2.13            “Effective Date” shall have the meaning set forth in Section 11.1.

2.14            “Employee” means any person employed by the Company or Subsidiary of the Company.

2.15           “Employee Share Purchase Program” shall mean the Employee Share Purchase Program adopted by the Committee in accordance with Appendix D hereto.

2.16            “Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended.

2.17            “Fair Market Value” means, as of any date, the value of Shares determined as follows:

(a)            If the Shares are listed on one or more established stock exchanges or national market systems, including without limitation, The New York Stock Exchange or The Nasdaq Stock Market, the Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in on the website maintained by such exchange or market system or such other source as the Committee deems reliable;

(b)          If the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)            In the absence of an established market for the Shares of the type described in (a) and (b), above, the Fair Market Value thereof shall be determined by the Committee in good faith and in its discretion.

2.18            “Incentive Share Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.19           “Independent Director” means (i) if the Shares or other securities representing the Shares are not listed on a stock exchange, a Director of the Company who is a Non-Employee Director; and (ii) if the Shares or other securities representing the Shares are listed on one or more stock exchange, a Director of the Company who meets the independence standards under the applicable corporate governance rules of the stock exchange(s).

2.20            “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

2.21            “Non-Statutory Share Option” means an Option that is not intended to be an Incentive Share Option.

2.22          “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of Shares at a specified price during specified time periods. An Option may be either an Incentive Share Option or a Non-Statutory Share Option.

2.23            “Parent” means a parent corporation under Section 424(e) of the Code.

2.24            “Participant” means a person who, as a Director, a Consultant or an Employee, has been granted an Award pursuant to the Plan.

2.25           “Plan” means this 2022 Share Incentive Plan of Prenetics Global Limited, as it may be amended and/or restated from time to time, together with any exhibits hereto.

2.26            “Related Entity” means any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or Subsidiary of the Company holds a substantial ownership interest, directly or indirectly, or controls through contractual arrangements and consolidates the financial results according to applicable accounting standards, but which is not a Subsidiary and which the Board designates as a Related Entity for purposes of the Plan.

2.27           “Restricted Share” means a Share awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.28            “Restricted Share Unit” means the right granted to a Participant pursuant to Article 7 to receive a Share at a future date.

2.29            “Restriction Period” means the period during which the transfer of Restricted Shares are subject to restrictions, which restrictions may be based on the passage of time, the achievement of certain performance objectives, or the occurrence of other events as determined by the Committee, in its discretion.

2.30            “Securities Act” means the Securities Act of 1933 of the United States, as amended.

2.31           “Service Recipient” means the Company or any Subsidiary of the Company and any Related Entity to which a Participant provides services as an Employee, a Consultant or a Director.

2.32            “Share” means an ordinary share of the Company, par value US$0.0001 per share, and such other securities of the Company that may be substituted for Shares pursuant to Article 9.

2.33          “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting shares or voting power is beneficially owned or controlled through contractual arrangements directly or indirectly by the Company.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1            Number of Shares.

(a)            Subject to the provision of Article 9 and Section 3.1(b), the maximum aggregate number of Shares with respect to which Awards may be granted under the Plan shall initially be (i) [______]1, which will be increased on the first day of each calendar year beginning in the year immediately following closing of the transactions contemplated under the Business Combination Agreement and during the term of the Plan, in an amount equal to the lesser of (A) three percent (3%) of the total number of Shares issued and outstanding on an as-converted fully-diluted basis on the last day of the immediately preceding fiscal year and (B) such number of Shares determined by the Board plus (ii) the number of shares reserved for issuance in accordance with the Employee Share Purchase Program set forth in Appendix D hereto. The maximum number of Shares with respect to which Incentive Share Options may be granted under the Plan shall be [______] Shares.

1 Note to Draft: To include a number that is equal to 10% of PubCo’s fully-diluted outstanding capital stock immediately after the Acquisition Closing, inclusive of the award pool that remains authorized but unissued immediately prior to the Acquisition Closing.

(b)            To the extent that an Award terminates, expires, or lapses for any reason without having been exercised or settled in full, the number of Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan; provided that with respect to an Award granted pursuant to the Employee Share Purchase Program that terminates, expires, or lapses for any reason without having been settled in full, Shares subject to such Award shall only may again be available for the grant of an Award pursuant to the Employee Share Purchase Program. To the extent permitted by Applicable Laws, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any Parent or Subsidiary of the Company shall not be counted against Shares available for grant pursuant to the Plan. Shares delivered by the Participant or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be granted or awarded hereunder; provided that with respect to an Award granted pursuant to the Employee Share Purchase Program, Shares subject to such Award shall that are delivered by the Participant or withheld by the Company in payment of tax withholding thereon, only may again be available for the grant of an Award pursuant to the Employee Share Purchase Program. If any Award is forfeited by the Participant or repurchased by the Company, the Shares underlying such Award may again be granted or awarded hereunder; provided that with respect to an Award granted pursuant to the Employee Share Purchase Program, Shares subject to such forfeited Award only may again be available for the grant of an Award pursuant to the Employee Share Purchase Program. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be granted or awarded if such action would cause an Award intended to be an Incentive Share Option to fail to qualify as an incentive share option under Section 422 of the Code.

3.2            Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares (subject to Applicable Laws) or Shares purchased on the open market. Additionally, at the discretion of the Committee, American Depository Shares in an amount equivalent to the number of Shares which otherwise would be distributed pursuant to an Award may be distributed in lieu of Shares in settlement of any Award. If the number of Shares represented by an American Depository Share is other than on a one-to-one basis, the limitations of Section 3.1 shall be adjusted to reflect the distribution of American Depository Shares in lieu of Shares.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1            Eligibility. Persons eligible to participate in this Plan include Employees, Consultants and Directors, as determined by the Committee.

4.2           Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

4.3           Jurisdictions. In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides, is employed, operates or is incorporated. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 3.1 of the Plan. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

ARTICLE 5

OPTIONS

5.1            General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)            Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Consultants or Directors at any time and from time to time as determined by the Committee. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option. The Committee may grant Incentive Share Options, Non-Statutory Share Options, or a combination thereof.

(b)            Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement which may be a fixed or variable price, to the extent not prohibited by the Applicable Laws; provided, however, that no Option may be granted to an individual subject to taxation in the United States at less than the Fair Market Value on the date of grant, without compliance with Section 409A of the Code. The exercise price per Share subject to an Option may be amended or adjusted in the absolute discretion of the Committee, the determination of which shall be final, binding and conclusive. For the avoidance of doubt, to the extent not prohibited by Applicable Laws or any exchange rule, a downward adjustment of the exercise prices of Options mentioned in the preceding sentence shall be effective without the approval of the Company’s shareholders or the approval of the affected Participants.

(c)           Vesting. The period during which the right to exercise, in whole or in part, an Option vests in the Participant shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Service Recipient or any other criteria selected by the Committee. At any time after grant of an Option, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests. No portion of an Option which becomes unexercisable upon a termination of employment or service of the Participant shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action of the Committee following the grant of the Option.

(d)           Time and Conditions of Exercise; Term. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, including exercise prior to vesting; provided that the term of any Option granted under the Plan shall not exceed ten years, except as provided in Section 12.1. The Committee shall also determine any conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(e)            Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation (i) cash or check denominated in U.S. Dollars, (ii) to the extent permissible under the Applicable Laws, cash or check in Hong Kong Dollars, (iii) cash or check denominated in any other local currency as approved by the Committee, (iv) Shares held for such period of time as may be required by the Committee in order to avoid adverse financial accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, (v) the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (vi) other property acceptable to the Committee with a Fair Market Value equal to the exercise price, or (vii) any combination of the foregoing. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

(f)           Evidence of Grant. All Options shall be evidenced by an Award Agreement (substantially in the form set out in Appendix A) between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

(g)          Effects of Termination of Employment or Service on Options. Termination of employment or service shall have the following effects on Options granted to the Participants:

(i)          Dismissal for Cause. Unless otherwise provided in the Award Agreement, if a Participant’s employment by or service to the Service Recipient is terminated by the Service Recipient for Cause, the Participant’s Options will terminate upon such termination, whether or not the Option is then vested and/or exercisable, and all vested Options shall be immediately forfeited;

(ii)          Death or Disability. Unless otherwise provided in the Award Agreement, if a Participant’s employment by or service to the Service Recipient terminates as a result of the Participant’s death or Disability:

(a)	all of the Options of the Participant shall vest on the date of his or her termination of employment or service (regardless of the vesting conditions and schedule), and the Participant (or his or her legal representative or beneficiary, in the case of the Participant’s Disability or death, respectively), will have until the date that is 12 months after the Participant’s termination of employment by or service to the Service Recipient (or, if earlier, the last day of the original maximum term of the option) to exercise the Participant’s Options; and

(b)	the Options, to the extent exercisable for the 12-month period following the Participant’s termination of employment by or service to the Service Recipient and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period (or, if earlier, the last day of the original maximum term of the option).

(iii)          Other Terminations of Employment or Service. Unless otherwise provided in the Award Agreement, if a Participant’s employment by or service to the Service Recipient terminates for any reason other than a termination by the Service Recipient for Cause or because of the Participant’s death or Disability:

(a)	the Participant will have until the date that is 90 days after the Participant’s termination of employment or service (or, if earlier, the last day of the original maximum term of the option) to exercise his or her Options (or portion thereof) to the extent that such Options were vested and exercisable on the date of the Participant’s termination of employment or service;

(b)	the Options, to the extent not vested and exercisable on the date of the Participant’s termination of employment or service, shall terminate upon the Participant’s termination of employment or service; and

(c)	the Options, to the extent exercisable for the 90-day period following the Participant’s termination of employment or service and not exercised during such period, shall terminate at the close of business on the last day of the 90-day period (or, if earlier, the last day of the original maximum term of the option).

5.2            Incentive Share Options. Incentive Share Options may be granted to Employees of the Company or a Subsidiary of the Company. Incentive Share Options may not be granted to employees of a Related Entity or to Independent Directors. The terms of any Incentive Share Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the following additional provisions of this Section 5.2:

(a)            Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Share Options are first exercisable by a Participant in any calendar year may not exceed US$100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Share Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Statutory Share Options.

(b)          Exercise Price. The exercise price of an Incentive Share Option shall be equal to the Fair Market Value on the date of grant. However, the exercise price of any Incentive Share Option granted to any individual who, at the date of grant, owns Shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company may not be less than 110% of Fair Market Value on the date of grant and such Option may not be exercisable for more than five years from the date of grant.

(c)           Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Share Option within (i) two years from the date of grant of such Incentive Share Option or (ii) one year after the transfer of such Shares to the Participant.

(d)           Expiration of Incentive Share Options. No Award of an Incentive Share Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(e)            Right to Exercise. During a Participant’s lifetime, an Incentive Share Option may be exercised only by the Participant.

ARTICLE 6

RESTRICTED SHARES

6.1            Grant of Restricted Shares. The Committee, at any time and from time to time, may grant Restricted Shares to Participants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Restricted Shares to be granted to each Participant.

6.2            Restricted Shares Award Agreement. Each Award of Restricted Shares shall be evidenced by an Award Agreement (substantially in the form set out in Appendix B) that shall specify the Restriction Period, the number of Restricted Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Restricted Shares shall be held by the Company as escrow agent until the restrictions on such Restricted Shares have lapsed.

6.3          Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Shares or the right to receive dividends on the Restricted Share). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.4          Forfeiture/Repurchase. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable Restriction Period, Restricted Shares that are at that time subject to restrictions shall be forfeited or repurchased in accordance with the Award Agreement; provided, however, the Committee may (a) provide in any Restricted Share Award Agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Shares.

6.5            Certificates for Restricted Shares. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

6.6        Removal of Restrictions. Except as otherwise provided in this Article 6, Restricted Shares granted under the Plan shall be released from escrow as soon as practicable after the last day of the Restriction Period. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 6.5 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to applicable legal restrictions. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

ARTICLE 7

RESTRICTED SHARE UNITS

7.1            Grant of Restricted Share Units. The Committee, at any time and from time to time, may grant Restricted Share Units to Participants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Restricted Share Units to be granted to each Participant.

7.2          Restricted Share Units Award Agreement. Each Award of Restricted Share Units shall be evidenced by an Award Agreement (substantially in the form set out in Appendix C) that shall specify the vesting schedule, release conditions, the number of Restricted Share Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

7.3            Form and Timing of Vesting and Release of Restricted Share Units. At the time of grant, the Committee shall specify the date or dates and/or event or events upon which the Restricted Share Units shall become fully vested and non-forfeitable. After vesting and upon the satisfaction of the release conditions, the Committee, in its sole discretion, may pay Restricted Share Units in the form of cash, Shares or a combination thereof.

7.4          Forfeiture/Repurchase. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment and service during the applicable restriction period, Restricted Share Units that are at that time unvested shall be forfeited or repurchased in accordance with the Award Agreement; provided, however, the Committee may (a) provide in any Restricted Share Unit Award Agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Share Units will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Share Units.

ARTICLE 8

PROVISIONS APPLICABLE TO AWARDS

8.1            Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

8.2            No Transferability; Limited Exception to Transfer Restrictions.

8.2.1          Limits on Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 8.2.1, by Applicable Law and by the Award Agreement, as the same may be amended:

(a)            all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

(b)            Awards will be exercised only by the Participant; and

(c)          amounts payable or shares issuable pursuant to an Award will be delivered only to (or for the account of), and, in the case of Shares, registered in the name of, the Participant.

In addition, the shares shall be subject to the restrictions set forth in the applicable Award Agreement.

8.2.2            Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 8.2.1 will not apply to:

(a)            transfers to the Company or a Subsidiary;

(b)            transfers by gift to “immediate family” as that term is defined in SEC Rule 16a-1(e) promulgated under the Exchange Act;

(c)            the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; or

(d)          if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant’s duly authorized legal representative; or

(e)           subject to the prior approval of the Committee or an executive officer or director of the Company authorized by the Committee, transfer to one or more natural persons who are the Participant’s family members or entities owned and controlled by the Participant and/or the Participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the Participant and/or the Participant’s family members, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee or may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Company’s lawful issue of securities.

Notwithstanding anything else in this Section 8.2.2 to the contrary, but subject to compliance with all Applicable Laws, Incentive Share Options, Restricted Shares and Restricted Share Units will be subject to any and all transfer restrictions under the Code applicable to such Awards or necessary to maintain the intended tax consequences of such Awards. Notwithstanding clause (b) above but subject to compliance with all Applicable Laws, any contemplated transfer by gift to “immediate family” as referenced in clause (b) above is subject to the condition precedent that the transfer be approved by the Committee in order for it to be effective.

8.3            Beneficiaries. Notwithstanding Section 8.2, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

8.4            Performance Objectives and Other Terms. The Committee, in its discretion, may set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Awards that will be paid out to the Participants.

8.5          Share Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the Shares pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All Share certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply all Applicable Laws, and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any Share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

8.6            Paperless Administration. Subject to Applicable Laws, the Committee may make Awards, provide applicable disclosure and procedures for exercise of Awards by an internet website or interactive voice response system for the paperless administration of Awards.

ARTICLE 9

changes in capital structure

9.1         Adjustments. In the event of any dividend, share split, combination or exchange of Shares, amalgamation, arrangement or consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to its shareholders, or any other change affecting the shares of Shares or the price or value of a Share, the Committee, shall consider whether there is any diminution or enlargement of the benefits intended to be made available under the Award, and then may in its sole discretion make such proportionate adjustments (if any) as it considers to reflect such change with respect to (a) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); (c) the grant or exercise price per share for any outstanding Awards under the Plan and (d) in the case of a spin-off, the additional number and type of shares (including shares in the entities being spun-off) that shall be issued or an appropriate decrease of exercise price in connection with the spin-off.

9.2            Corporate Transactions. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Participant, if the Committee anticipates the occurrence, or upon the occurrence, of a Corporate Transaction, the Committee may, in its sole discretion, provide for one or more of the following: (i) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise the vested portion of such Awards during a period of time as the Committee shall determine, or (ii) the termination of any Award in exchange for an amount of cash equal to the amount that could have been attained upon the exercise of such Award (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Award, then such Award may be terminated by the Company without payment), or (iii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices, or (iv) payment of Award in cash based on the value of Shares on the date of the Corporate Transaction plus reasonable interest on the Award through the date when such Award would otherwise be vested or have been paid in accordance with its original terms, if necessary to comply with Section 409A of the Code.

9.3            Outstanding Awards – Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 9, subject to Applicable Laws and the terms of the Plan, the Committee may, in its sole discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

9.4            No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to an Award or the grant or exercise price of any Award.

ARTICLE 10

ADMINISTRATION

10.1            Committee. The Plan shall be administered by the Committee. Notwithstanding the foregoing, the full Board, acting by majority of its members in office, shall conduct the general administration of the Plan if required by Applicable Laws, and with respect to Awards granted to the Committee member(s), Independent Directors and executive officers of the Company and for purposes of such Awards the term “Committee” as used in the Plan shall be deemed to refer to the Board.

10.2            Delegation of Administration of the Plan. Subject to compliance with Applicable Laws, the Committee may delegate some or all of the administration of the Plan to the CEO, subject to Applicable Laws. If administration of the Plan is delegated to the CEO, the CEO will have, in connection with the administration of the Plan, the powers theretofore possessed by the Committee that have been delegated to the CEO. To the extent that the CEO administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the CEO. Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Committee. The Committee may retain the authority to concurrently administer the Plan with the CEO and may, at any time, revest in the Committee some or all of the powers previously delegated.

10.3            Action by the Committee. If the Committee comprises one or two members, it shall act by unanimous consent. If the Committee comprises more than two members, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all the Committee members in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary or Parent of the Company, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

10.4            Authority of the Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)           designate Participants to receive Awards;

(b)            determine the type or types of Awards to be granted to each Participant;

(c)            determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)           determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, the exercise condition, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e)          determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)            prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)            decide all other matters that must be determined in connection with an Award;

(h)            determine the Fair Market Value, consistent with the terms of the Plan;

(i)            establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j)            interpret the terms of, and any matter arising pursuant to, the Plan, any Award Agreement and any Award granted thereunder;

(k)            amend terms and conditions of Award Agreements; and

(l)            make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan, including design and adopt from time to time new types of Awards that are in compliance with Applicable Laws.

10.5            Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 11

EFFECTIVE AND EXPIRATION DATE

11.1            Effective Date. The Plan was approved by the Board on [___], 2022. The Plan will become effective on the date immediately after the date of the closing of the transactions contemplated by the Business Combination Agreement (the “Effective Date”), provided that the Plan is approved by the Company’s shareholders prior to the Effective Date and such approval occurs within 12 months following the date the Board approved the Plan. If the Plan is not approved by the Company’s shareholders within the foregoing time frame, or if the Business Combination Agreement is terminated prior to the consummation of the transactions contemplated thereby, the Plan will not become effective. No Incentive Share Option may be granted pursuant to the Plan after the tenth anniversary of the earlier of (i) the date the Plan was approved by the Board and (ii) the date the Plan was approved by the Company’s shareholders.

11.2          Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 12

AMENDMENT, MODIFICATION, AND TERMINATION

12.1            Amendment, Modification, And Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary to comply with Applicable Laws or stock exchange rules, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, unless the Company decides to follow home country practice, and (b) unless the Company is permitted to follow and actually follows home country practice, shareholder approval is required for any amendment to the Plan that (i) increases the number of Shares available under the Plan (other than any adjustment as provided by Article 9) or (ii) permits the Committee to extend the term of the Plan.

12.2           Awards Previously Granted. Except with respect to amendments made pursuant to Section 12.1, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant. Termination of the Plan will not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

ARTICLE 13

GENERAL PROVISIONS

13.1            No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

13.2           No Shareholders Rights. Except as otherwise determined by the Committee at the time of the grant of an Award or thereafter, no Award gives the Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

13.3            Taxes. No Shares shall be delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all applicable taxes (including the Participant’s payroll tax obligations) required or permitted by Applicable Laws to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy any income and payroll tax liabilities applicable to the Participant with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Committee, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum withholding amount consistent with the Award being subject to equity accounting treatment under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

13.4            No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Service Recipient to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employment or services of any Service Recipient.

13.5            Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

13.6           Indemnification. To the extent allowable pursuant to Applicable Laws, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Memorandum of Association and Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.7           Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary or Parent of the Company except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.8            Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

13.9            Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

13.10            Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

13.11           Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by the Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

13.12          Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares paid pursuant to the Plan under the Securities Act or any other similar law in any applicable jurisdiction. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act or other Applicable Laws, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

13.13            Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by but not the choice of law rules of the Cayman Islands.

13.14            Section 409A. It is the intent of the Company that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. To the extent that the Committee determines that any Award granted under the Plan is or may become subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and the Award Agreements shall be interpreted in accordance with Section 409A of the Code and the U.S. Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulation or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance.

Appendix A

Form of Share Option Award Agreement

Appendix B

Form of Restricted Shares Award Agreement

Appendix C

Form of Restricted Share Units Award Agreement

Appendix D

Employee Share Purchase Program

The Committee may implement an Employee Share Purchase Program pursuant to which Restricted Share Units are awarded under the plan to Participants in connection with such Participants’ acquisition of Shares for a specified value and their satisfaction of such criteria as the Committee shall determine. The terms and conditions of the Employee Share Purchase Program and the award of Restricted Share Units thereunder shall be determined by the Committee in its discretion, consistent with the terms of the Plan.

The maximum number of Shares that may be issued subject to Restricted Share Units granted pursuant to the Employee Share Purchase Program shall be [              ]2 Shares; provided, that the number of Shares available for issuance under the Employee Share Purchase Program will automatically increase on the first day of each calendar year, for a period of not more than ten years from the Effective Date, commencing on [January 1, 2023] and ending on (and including) January 1, 2033, in an amount equal to the lesser of (a) one percent (1%) of the Company’s fully-diluted share capital on the last day of the immediately preceding calendar year or (b) such smaller number determined by the Committee.

2 To be two percent (2%) of PubCo’s fully-diluted outstanding share capital immediately after the Acquisition Closing.

2